Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.3 to Form S-3 on Form S-1 (No. 333-183704) of Cytomedix, Inc. of our report dated March 14, 2013 relating to the consolidated financial statements of Cytomedix, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Baltimore, Maryland

June 24, 2013